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                                                                  Exhibit (e)(3)
                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 2


                                                                 August 27, 2001


PFPC Distributors, Inc.
400 Bellevue Parkway
Wilmington, DE  19809

Dear Sirs:

                  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement between the Trust and PFPC Distributors, Inc. ("PFPC Distributors") dated as of January 2, 2001 (the "Agreement") is herewith amended to provide that PFPC Distributors shall be the distributor for the Trust's Pennsylvania Municipal Bond Fund, Large Cap Value Fund and Large Cap Growth Fund on the terms and conditions contained in the Agreement.

                  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                     Very truly yours,

                                     THE GALAXY FUND


                                     By:     /s/ John T. O'Neill
                                             -------------------
                                     Name:   John T. O'Neill
                                     Title:  President


Accepted:

PFPC DISTRIBUTORS, INC.


By:     /s/ Jennifer Rinnander
        --------------------------
Name:   Jennifer Rinnander
Title:  Assistant Vice President